Equity Transfer Agreement of Shandong Yaoyuan Pharmaceutical Company

Transferor: (hereinafter referred to as “Party A”)
Han Shouqiang	Domicile: No. 277, Huji Village, Huji Town, Huimin County, Shandong Province
ID No.: 372321198211248074

Su Junyan	Domicile: Room 502, Unit 6, Block 46, East Jigang New Village, Licheng District, Jinan City
ID No.: 370111196611160018

Zhu Boliang	Domicile: Room 302, Unit 1, Block 6, No. 214 North Industrial Zone, Licheng District, Jinan City
ID No.: 370121195609027718

Lv Yanming	Domicile: Room 402, Unit 3, Block 2, No. 527-9 the 9th Bohai Road, Bincheng District, Binzhou City, Shandong Province
ID No.: 372301196410161030

Zhao Guojun	Domicile: No. 378 Weijia Village, Tianqiao District, Jinan City
ID No.: 220225196907012613

Song Chaobo	Domicile: Room 403, Unit 2, Block 18, the 5th Area, Wuyingshan New Village, Tianqiao District, Jinan City
ID No.: 370105197804153719

Transferee: Hong Kong Wisdom Fortune Medicine Holding Group Limited (hereinafter referred to as “Party B”)
Legal Address: Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong.
No. of Registration Certificate: 39597793—000-07-09-2
Legal Representative: Tsai, Meili
Post: Executive Director

Shandong Yaoyuan Pharmaceutical Company (hereinafter referred to as “the Company”) was incorporated on Nov. 1, 2005, which is contributed by Han Shouqiang with the amount of 9.5 million Yuan, Su Junyan with the amount of 100,000 Yuan, Zhu Boliang with the amount of 100,000 Yuan, Lv Yanming with the amount of 100,000 Yuan, Zhao Guojun with the amount of 100,000 Yuan and Song Chaobo with the amount of 100,000 Yuan, accounting for 95%, 1%, 1%, 1%, 1% and 1% equity of the total investment respectively.

The Company has the registered capital of 10 million Yuan, and it is completely merged the equity by Hong Kong Wisdom Fortune Medicine Holding Group Limited with the amount of 10 million Yuan.
Party B is transferred the equity by Party A (Han Shouqiang with 95% equity, Su Junyan with 1% equity, Zhu Boliang with 1% equity, Lv Yanming with 1% equity, Zhao Guojun with 1% equity and Song Chaobo with 1% equity). The Agreement is made by both parties with regards to the equity transfer through negotiation:

I. Share & Price, Performance Term and Method of the Equity Transfer
1. Han Shouqiang (Party A) occupies 95% equity of the Company. According to the former Articles of Association, Party A shall invest 9.5 million Yuan; and the actual investment is 9.5 million Yuan. Now, Han Shouqiang transfers his 95% equity to Party B in 9.5 million Yuan.
Su Junyan (Party A) occupies 1% equity of the Company. According to the former Articles of Association, Party A shall invest 100,000 Yuan; and the actual investment is 100,000 Yuan. Now, Su Junyan transfers his 1% equity to Party B in 100,000 Yuan.
Zhu Boliang (Party A) occupies 1% equity of the Company. According to the former Articles of Association, Party A shall invest 100,000 Yuan; and the actual investment is 100,000 Yuan. Now, Zhu Boliang transfers his 1% equity to Party B in 100,000 Yuan.
Lv Yanming (Party A) occupies 1% equity of the Company. According to the former Articles of Association, Party A shall invest 100,000 Yuan; and the actual investment is 100,000 Yuan. Now, Lv Yanming transfers his 1% equity to Party B in 100,000 Yuan.
Zhao Guojun (Party A) occupies 1% equity of the Company. According to the former Articles of Association, Party A shall invest 100,000 Yuan; and the actual investment is 100,000 Yuan. Now, Zhao Guojun transfers his 1% equity to Party B in 100,000 Yuan.
Song Chaobo (Party A) occupies 1% equity of the Company. According to the former Articles of Association, Party A shall invest 100,000 Yuan; and the actual investment is 100,000 Yuan. Now, Song Chaobo transfers his 1% equity to Party B in 100,000 Yuan.

2. Party B shall pay 30% transfer amount to the account designated by Party A within 30 days after the date of the Agreement coming into effect and receiving new Business License; pay 30% transfer amount to the account designated by Party A within 60 days; and pay 40% transfer amount to the account designated by Party A within 90 days. All equity change registration procedures shall be completed within one month after the Agreement coming into effect and Party A shall deliver all official seals and relevant authorized signatures to the designated personnel of Party B.

II. Rights & Obligations of the Parties Concerned
Party A shall hereby guarantees that it has all requisite power, authority and legal capacity to dispose the equity proposed to be transferred to Party B, and the equity interests are free from any lien or hypothec, and without any third party recourse. Otherwise, Party A shall bear all economic and legal liabilities herein aroused.

III. Responsibilities of the Company’s Profit and Loss (Including Claims and Debts)
1.
Party A shall be free from the new profit risk and loss of the Company since the date of the Company finishing the procedures of internal-to-external transfer and the registration change for industry and commerce, and issuing new Business License. Party B shall occupy 100% equity of the Company, enjoy the corresponding rights, and assume the corresponding obligations.

2.
Both parties agree to take the delivery date of official seals and all relevant authorized signatures as the base day. Party A shall assume the debts of the Company that are not disclosed by the evaluation report before the base day and the new company shall inherit the assets or debts disclosed by the evaluation report.

IV. Breach of Agreement
1. Once the Agreement takes effect, both parties shall execute actively, if one party doesn’t completely execute in accordance with the regulations of the Agreement, it shall assume the responsibilities according to the laws and regulations of this Agreement.
2. If Party B cannot pay the equity price within the time limit, it shall pay the liquidated damages to Party A according to 5/10000 of the transferred amount of overdue part for each overdue day. If Party A have loss owing to the default of Party B, and the amount liquidated damages paid by Party B is lower than the actual loss, Part B shall make compensation separately.
3. If Party B cannot handle procedures of change registration, or it cannot conclude the Agreement caused by Party A, Party A shall pay the liquidated damages to Party B with the proportion of 5/10000 of the transferred amount. If Party B has loss caused by Party A, and the amount of liquidated damages paid by Party A is lower than the actual loss, Party A must make compensations separately.

V. Disputes Solution
The disputes aroused from this Agreement shall be solved by both parties through negotiation; if the negotiation is failed it can submit for arbitration to Shenzhen Branch of China International Economic and Trade Arbitration Commission.

VI. Change or Termination
The Agreement shall be changed or terminated if one of the following situations occurs, and the change or termination will take effect after the signing of relevant personnel and approval of original examination organ:
1.	The contract cannot be executed owing to force majeure factors;
2.	It is approved through negotiation of the relevant parties owing to change of the situations.

VII. Assuming of Relevant Fees
The fees related to the transfer (such as the fees of certification, auditing and change registration of industry and commerce) during the transfer process shall be assumed by Party B.

VIII. Conditions for Taking Effect
This Agreement will take effect after the signing of both parties and approval of the examination organ; both parties shall handle the procedures for registration change in the administration organ of industry and commerce within three days since the effective date of the Agreement.

IX. This Agreement has eleven copies, with Party A holding six, Party B holding two, Shandong Yaoyuan Pharmaceutical Company holding one, examination organ holding one and industry & commerce organ holding one.

Transferor (seal): Shandong Yaoyuan Pharmaceutical Company
Party A (signatures of shareholders):Han Shouqiang, Su Junyan, Zhao Guojun, Lv Yanming, Song Chaobo and Zhu Boliang

Transferee (signature of Party B): Hong Kong Wisdom Fortune Medicine Group Limited

Signature: for and on behalf of Hong Kong Wisdom Fortune Medicine Group Limited
Tsai, Meili
Authorized Signature

May 6, 2010